Exhibit 10.4

DEBT CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT (“Agreement”) is effective as of April 1, 2018, by and between Alternative Investment Corporation (“AIKO” or the "Corporation"), a Nevada corporation located at 150 East 52nSt, Suite 1102, New York, NY 10022, and Alternative Strategy Partners Pte. Ltd. (and/or designees), a Singaporean corporation located at 10 Collyer Quay Level 40 #40-53, Ocean Financial Centre, Singapore 049315 (“ASP”). AIKO and ASP are sometimes referred to collectively as the Parties.

WHEREAS, on February 2, 2016, AIKO entered into an office sharing agreement (“Sharing Agreement”) for an undetermined period of time with Fingi Inc (“FINGI”). Under the expense sharing agreement, the Company shares Fifty-Percent (50%) of the rent and utility expenses incurred in connection with occupancy of office space that is being leased by FINGI. ASP acts as guarantor to this office lease agreement.

WHEREAS, ASP, as guarantor to the office lease agreement, has been making certain office rent payments on behalf of AIKO.

WHEREAS, the Board of Directors of the Corporation believe that a conversion of any amounts due to ASP in relation to the unpaid office rent office to AIKO common equity would be in the best interest of the Corporation.

WHEREAS, AIKO has authorized sufficient Common Stock for issuance with regards to the Conversion;

WHEREAS, the terms and conditions of this transaction have been negotiated with and approved by all of the directors of the Corporation; and

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.

Conversion.

a.

For any outstanding debt owed to the Consultant, ASP shall have the right to convert up to Seventy-Five Thousand Dollars ($75,000) of debt to common equity in AIKO, at a price of $0.85 per share, as per the price at which the stock traded on April 1, 2018. Such shares shall be considered issued, earned and fully vested on the date ASP chooses to exercise such right, but no later than September 30, 2018.

2.

Representations, Warranties and Covenants.

(a)

The Corporation hereby makes the following representations, warranties and covenants in favor of ASP:

(i)

Authorized Shares. The Common Stock identified in Section 1 of this Agreement constitute duly authorized common stock of the Corporation, the issuance of which to ASP has been duly authorized by the board of directors of the Corporation.

(ii)

Validly Issued. Upon issuance of the Common Stock identified in Section 1 of this Agreement, such Common Stock shall be validly issued and outstanding, fully paid, nonassessable and free and clear of all liens and encumbrances arising through the actions of the Corporation or its directors, officers, employees or agents.

(iii)

Authorization. AIKO has full power and authority to enter into this Agreement, and this Agreement, when executed and delivered, will constitute a valid and legally binding obligation of AIKO. The individual signing this Agreement on behalf of such AIKO is duly authorized to execute this Agreement for and on behalf of AIKO. All organizational action required to be taken to authorize (i) the execution and delivery of this Agreement by the undersigned individual for and on behalf of AIKO and (ii) the performance by such AIKO of such AIKO's obligations hereunder has been taken.

5.

Governing Law. This Agreement shall be governed by the laws of the State of New York, without reference to the choice of laws rules of such state.

6.

Successors and Assigns. This Agreement shall be binding upon each party hereto and its respective successors and assigns.

7.

Severability. If any term of provision of this Agreement or any application thereof shall be held invalid or unenforceable, the remainder of this Agreement and any other application of such term or provision shall not be affected thereby.

8.

Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and may not be changed or modified except by an agreement in writing signed by the parties hereto. The Corporation and ASP hereby agree that all prior or contemporaneous oral understandings, agreements or negotiations relative to the subject matter hereof are merged into and revoked by this Agreement.

9.

Interpretation. All provisions of this Agreement shall be interpreted according to their fair meaning and shall not be strictly construed against any party.

10.

Counterparts; Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which, taken together, shall constitute one agreement. An original signature or copy thereof transmitted by facsimile shall constitute an original signature for purposes of this Agreement.

THIS Agreement shall be effective as of the Effective Date.

CORPORATION

ALTERNATIVE INVESTMENT CORPORATION, a Nevada corporation

By:	/s/ Antonio Treminio
Name: Antonio Treminio
Title: Chief Executive Officer & Director

ALTERNATIVE STRATEGY PARTNERS PTE. LTD.

By:	/s/ Yuhi Horiguchi
Name: Yuhi Horiguchi
Title: Managing Director